                                                                    Exhibit 10.5

                           SECOND AMENDMENT TO LEASE
                           -------------------------

      THIS SECOND AMENDMENT TO LEASE (hereinafter the "2nd Amendment") is made this 30th day of September, 1994, effective as of September 1, 1994, by and between NORMAN LEVIN and EVELYN F. LEVIN ("Landlord"), whose address, for the purpose of this 2nd Amendment is c/o Mr. Robert Levin, 8216 Fairview Road, Elkins Park, Pennsylvania 19117 and KLEARFOLD, INC. ("Tenant"), a Pennsylvania corporation having its principal place of business at 364 Valley Road, Warrington, Pennsylvania 18976.



                             W I T N E S S E T H :
                             - - - - - - - - - -


      WHEREAS, Landlord is the owner of a building at 424 Valley Road, Warrington, Pennsylvania 18976 (hereinafter the "Landlord's Building"); and

      WHEREAS, pursuant to a lease agreement dated January 10, 1994 (the "January 10th Lease") as amended by an amended lease dated July 25, 1994 (the "July 25th Amended Lease"), Landlord has leased to Tenant and Tenant has leased from Landlord approximately 23,199 square feet of an area described as Space "B" of the Landlord's Building and approximately 30,678 square feet of an area described as Space "C" of the Landlord's Building; and

      WHEREAS, Landlord now desires to lease to Tenant and Tenant desires to lease from Landlord, (in addition to all of Space "B" and all of Space "C") all of Space "D" in the Landlord's Building so that Tenant will lease, in the aggregate, all of Space "B," all of Space "C" and all of Space "D," consisting of approximately 83,995 square feet in the Landlord's Building (all of the space which will be leased to Tenant pursuant to this 2nd Amendment is referred to hereinafter in the aggregate as the "Aggregate Leased Premises"), and

      WHEREAS, Landlord and Tenant have agreed that this 2nd Amendment shall replace all prior lease agreements for the space to be leased to Tenant in the Landlord's Building.

      NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, it is hereby covenanted and agreed as follows:

          1. Landlord hereby leases the Aggregate Leased Premises to Tenant and Tenant hereby leases the Aggregate Leased Premises from Landlord upon and subject to the terms and conditions set forth herein.

          2. Rent shall be paid by Tenant to Landlord during the Initial Term (as defined in Paragraph 3 hereof) as follows:

               (a) During the first four (4) months of the "Initial Term" of this 2nd Amendment, commencing September 1, 1994 and ending December 31, 1994, the rent payable by Tenant to Landlord shall be FORTY TWO THOUSAND, SEVEN HUNDRED FORTY DOLLARS AND THIRTY-SIX CENTS ($42,740.36), payable in equal monthly installments of TEN THOUSAND, SIX HUNDRED EIGHTY-FIVE DOLLARS AND NINE CENTS ($10,685.09).

               (b) During the immediately following nine (9) months of the Initial Term of this 2nd Amendment, commencing January 1, 1995 and ending September 30, 1995, the rent payable by Tenant to Landlord shall be ONE HUNDRED THIRTY-SEVEN THOUSAND, EIGHT HUNDRED NINETY-NINE DOLLARS AND EIGHT CENTS ($137,899.08), payable in equal monthly installments of FIFTEEN THOUSAND, THREE HUNDRED TWENTY-TWO DOLLARS AND TWELVE CENTS ($15,322.12).

               (c) During the balance of the Initial Term of this 2nd Amendment, commencing October 1, 1995 and ending January 14, 1996, the rent payable by Tenant to Landlord shall be FIFTY-FIVE THOUSAND, EIGHT HUNDRED TWENTY DOLLARS AND SIXTY-THREE CENTS ($55,820.63), payable in equal monthly installments of FIFTEEN THOUSAND, NINE HUNDRED FORTY-EIGHT DOLLARS AND SEVENTY-FIVE CENTS ($15,948.75), except that the final installment, covering the period from January 1, 1996 through January 14, 1996 shall be in the amount of SEVEN THOUSAND, NINE HUNDRED SEVENTY-FOUR DOLLARS AND THIRTY-EIGHT CENTS ($7,974.38).

          3. The Initial Term of this 2nd Amendment shall commence on September 1, 1994 and shall terminate on January 14, 1996. Thereafter:

               (a) Provided Tenant is not then in default under this 2nd Amendment, this 2nd Amendment may be automatically renewed and extended by Tenant for an additional term of two (2) years, commencing January 15, 1996 and terminating January 14,

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

 PAGE 4 MISSING FROM CLIENT LEAVE BLANK

Second Renewal Term, this 2nd Amendment shall be renewed upon the same terms and conditions as are set forth herein. The rent for the Leased Premises for the Second Renewal Term shall be TWO HUNDRED TEN THOUSAND, EIGHT HUNDRED EIGHTY-FIVE DOLLARS AND TWELVE CENTS ($210,885.12) per year, payable in equal monthly installments of SEVENTEEN THOUSAND, FIVE HUNDRED SEVENTY-THREE DOLLARS AND SEVENTY-SIX CENTS ($17,573.76), except that the first installment, covering the period from January 15, 1998, through January 31, 1998, and the final installment, covering the period from January 1, 2000, through January 14, 2000, shall each be in the amount of EIGHT THOUSAND, SEVEN HUNDRED EIGHTY-SIX DOLLARS AND EIGHTY-EIGHT CENTS ($8,786.88).

               (c) At such time as Tenant shall exercise the option to extend this 2nd Amendment for the First Renewal Term (if Tenant shall decide to exercise such option), Tenant may elect to extend the term of this 2nd Amendment as to all three Spaces ("B," "C" and "D"), in which event the rental specified in Paragraph 3(a) hereof shall be applicable or may elect to exercise the option for only Spaces "B" and "C" (53,877 square feet) or for only spaces "C" and "D" (60,756 square feet). If the option is exercised by Tenant as to Spaces "B" and "C" for the First Renewal Term, the rent for such spaces shall be fixed at $2.60 per square foot per year or an aggregate annual rental of $140,080.20 ($11,673.35 per month). If the option is exercised by Tenant as to spaces "C" and "D" for the First Renewal Term, the rent for such spaces shall be fixed at $2.50 per square foot per year or an aggregate annual rental of $151,890 ($12,657.50 per month).

               (d) At such time as Tenant shall exercise the option to extend this 2nd Amendment for the Second Renewal Term (if Tenant shall decide to exercise such option), provided that Tenant shall have leased all three spaces ("B," "C" and "D") during the First Renewal Term, Tenant may elect to extend the term of this 2nd Amendment as to all three Spaces, in which event the rental specified in Paragraph 3(b) hereof shall be applicable, or Tenant may elect to exercise the option for only Spaces "B" and "C" or Spaces "C" and "D." If Tenant shall have leased only two of the three spaces during the First Renewal Term, Tenant's right to exercise the option for the Second Renewal Term shall be limited to the spaces leased by Tenant during the First Renewal Term. If Spaces "B" and "C" are leased by Tenant during the Second Renewal Term, the rent for such spaces shall be fixed at $2.75 per square foot per year or an aggregated annual rental of $148,161.75 ($12,346.81 per month). If the spaces leased by Tenant during the Second Renewal Term are Spaces "C" and "D," the rent for such spaces shall be fixed at $2.65 per square foot per year or an aggregate annual rental of $161,003.40 ($13,416.95 per month).

          4. Rent will be paid in equal monthly installments (except for the beginning and ending one-half monthly installments during each term referred to in Paragraph 3 hereof), on the first day of each month, in advance, commencing September

1, 1994. Tenant shall deposit with the Landlord's agent, Promark Realty Group, Inc., as security for its obligations hereunder, the sum of $15,322.12 (of which $10,685.09 has previously been deposited with the Landlord's agent) which sum shall be held by the Landlord's agent in an interest bearing account, with interest paid, not less frequently than annually, to Tenant. Provided Tenant has fulfilled its obligations hereunder, said security deposit shall be returned to Tenant on or before thirty (30) days following termination of this 2nd Amendment.

          5. The parties intend this to be a "triple net" lease pursuant to which the rent payable hereunder shall be an absolute net return to Landlord for the term of this 2nd Amendment (subject, however, to the provisions of Paragraphs 15 and 16 hereof), with the obligation of the Tenant to pay its pro rata share of all real estate taxes, fire and liability insurance premiums, water and sewer rents, common area maintenance, and the cost of any other services that are directly attributable to use of the Aggregate Leased Premises. Currently the real estate taxes and building insurance charges attributable to the Aggregate Leased Premises are as follows:

Tenant's pro rata share of real estate taxes:     $1,896.66/month
Tenant's pro rata share of building insurance:    $  548.26/month

          6. It is understood and agreed that wherever Tenant's pro rata share of any obligation is required hereunder, said pro rata share shall be calculated as follows:

83.955 Square Feet (Square Footage of Leased Premises)           =  78.34%
-----------------------------------------------------------------
107,155 Square Feet (Square Footage of Entire Landlord' Building)

In the event Tenant shall elect, under the provisions of Paragraphs 3(c) or 3(d) hereof, to reduce the area leased by Tenant during the First Renewal Term, if applicable, and during the Second Renewal Term, if applicable, the foregoing calculation shall be adjusted to correctly identify the area being leased by Tenant and such adjustment shall be applied to the Tenant's pro rata shares of taxes and insurance under Paragraph 5 hereof.

          7. Landlord shall deliver the portion of the Aggregate Leased Premises which were not occupied by Tenant prior to September 1, 1994 (referred to hereinafter as Space "D") to the Tenant in broom clean condition, free and clear of all refuse, debris, building equipment, building supplies, industrial equipment, and any objects other than fixtures.

          8. Notwithstanding anything contained herein to the contrary, Landlord agrees that Tenant shall not be in default hereunder unless and until Tenant shall have first been given written notice of Tenant's failure to perform any obligation hereunder, and unless Tenant, within a period of ten (10) business days after receipt of such notice as to the failure to pay rent due hereunder, shall have failed to make such payment of rent, and, as to any other obligation hereunder, Tenant, within a period of thirty (30) days after receipt of such notice, shall have failed to perform such obligation or, alternatively, shall have failed to begin to actively, diligently and in good faith commence efforts to perform such obligation.

          9. [PARAGRAPH 9 OF THE JULY 25TH AMENDED LEASE HAS NOT BEEN INCORPORATED IN THIS 2ND AMENDMENT SINCE IT NOW IS INAPPLICABLE.]

          10. All trade fixtures, trade equipment and other fixtures installed by Tenant, if any, for its business purposes, whether attached to the Aggregate Leased Premises or not, shall remain the property of Tenant and shall be removable as such at any time, and from time to time, during the term of this 2nd Amendment or on the renewal or extension thereof, or at the expiration or prior termination thereof. Upon removal of any such fixtures or equipment, in the event such removal shall cause damage to the Aggregate Leased Premises, Tenant shall restore the Aggregate Leased Premises to their condition prior to such installation of fixtures or equipment, reasonable wear and tear, however, excepted.

          11. Landlord and Tenant hereby release each other from any and all liability or responsibility to the other, or anyone claiming through or under them, by way of subrogation or otherwise, for any loss or damage to property caused by fire or any of the standard extended coverage casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or by anyone for whom such party may be responsible. The parties shall maintain insurance policies containing waivers or releases of subrogation rights and each party, on the other's request, shall exhibit to the other, copies of such policies.

          12. Landlord hereby waives any lien, right of distraint or right of execution which it may have upon any goods of Tenant which shall be stored at the Aggregate Leased Premises.

          13. Landlord agrees that Tenant, upon paying the rents reserved herein and observing the covenants and agreements contained herein, shall lawfully, peaceably and quietly hold, occupy and enjoy the Aggregate Leased Premises during the term of this 2nd Amendment and any extension thereof, without hindrance, eviction or molestation by Landlord or any person or persons claiming under Landlord or claiming by title superior to Landlord. This covenant shall include any mortgages presently in effect and as a condition of this 2nd Amendment Landlord shall deliver to Tenant non-disturbance agreements from its mortgagee or mortgagees. Such non-disturbance agreements shall provide that Tenants possession of the Aggregate Leased Premises will not be disturbed or in any way interfered with as long as Tenant is not in default under the provisions of this 2nd Amendment.

          14. All notices required to be given hereunder shall be given by certified mail, return receipt requested, addressed to the principal places of business of the respective parties, as set forth on the first page hereof. Notices to Tenant shall be addressed to the attention of Jeff Shapiro, Financial Vice President.

          15. It is agreed and understood that Landlord shall deliver Space "D" to Tenant with all mechanical systems in good working order and repair. These systems shall include, but not be limited to, overhead doors and heating, plumbing, electrical, air conditioning and lighting systems. Should said systems require maintenance or repairs at the inception of this 2nd Amendment, Landlord shall have thirty (30) days from the date of Tenant's commencement of occupancy of the Additional Space "D" to put said systems in proper working order. Landlord agrees to seal all open louvers presently existing in the walls of the Aggregate Leased Premises and Tenant shall reimburse Landlord for an amount equal to the lesser of six hundred dollars ($600) or one-half of the cost of sealing all open louvers. In addition, Landlord shall promptly inspect the sprinkler system within Space "D" to assure that is in good working order and Landlord shall modify the fire and burglar alarm system so that the fire and burglar alarm system for the Aggregate Leased Premises continues to be separated from the fire and burglar alarm system for the remainder of the Landlord's building. The fire and burglar alarm shall be immediately inspected in order to assure that it is in good working order. Landlord shall also remove, at Landlord's expense, all graffiti presently on the back wall of the Landlord's Building. It is agreed and understood that once all of the systems referred to in this Paragraph 15 are delivered by Landlord to Tenant in proper repair and working condition, Tenant shall be responsible to maintain said systems subject, however, to the provisions of Paragraph 16 hereof.

          16. It is understood and agreed that the obligation of Tenant to make repairs under any of the provisions of this 2nd Amendment shall not include structural repairs to the exterior of the Landlord's Building; repairs to the roof of the Landlord's Building or the underground plumbing of the Landlord's Building, provided that same are not caused by the gross negligence of the Tenant. Landlord acknowledges that there has been evidence of leaks in the Aggregate Leased Premises and Landlord will inspect the roof and walls within Space "D" to determine the source of any such leaks. Landlord shall repair the roof and/or walls within thirty (30) days from the date hereof in order to eliminate such leaks. Thereafter, Landlord will continue to be responsible if further leaks shall appear.

          17. Tenant shall pay, in addition to monthly rent, all charges for gas, electricity, light, power, heat, telephone, and any charges for all other utility services used, rendered or supplied on, or in connection with, the Aggregate Leased Premises, and shall indemnify Landlord and save Landlord harmless against any liability or charges on account thereof. In case any such utility charges are not paid by Tenant when due, Landlord may pay same to the utility company or department furnishing the same, and any amounts so paid by Landlord shall be paid by Tenant as additional rent following such payment by Landlord.

          18. Tenant, at its own expense, shall at all times during the term hereof keep in effect policies of insurance against loss or liability, naming Landlord as an additional insured, and with such limits as to each as may be reasonably required by Landlord from time to time, but in an amount no less than ONE MILLION DOLLARS ($1,000,000) for each person and TWO MILLION DOLLARS ($2,000,000) for each occurrence in respect to bodily injury or death and FIVE HUNDRED THOUSAND DOLLARS ($500,000) for each occurrence in respect to property damage. The Tenant's policy shall be endorsed to provide that it will not be cancelled or materially changed without at least ten (10) days written notice to Landlord. Tenant will deposit a certificate of such insurance prior to occupancy nd a certificate of each renewal thereof with Landlord at least twenty
(20) days prior to such policy expiration date.

          19. [PARAGRAPH 19 OF THE JANUARY 10, 1993 LEASE HAS NOT BEEN INCORPORATED IN THIS 2ND AMENDMENT SINCE IT NOW IS INAPPLICABLE.]

          20. Landlord acknowledges and agrees that PROMARK REALTY GROUP, INC., is the procuring cause of this 2nd Amendment and, in consideration of its services, Landlord agrees to pay to Promark Realty Group, Inc. a leasing brokerage commission of SIX PERCENT (6%) (minimum of $25.00 per month) of the said rental and other sums collected for the term of this 2nd Amendment or any renewal, extension, expansion or renegotiation thereof. In the event Tenant purchases the demised premises at any time during the term of this 2nd Amendment, or any extension or renewal thereof, or within a period of one (1) year after the expiration of such term, Landlord agrees to pay Promark Realty Group, Inc., SIX PERCENT (6%) real estate commission on the total purchase price, to be paid at settlement.

          21. Tenant shall be entitled to the use of parking spaces in the parking area used for the Landlord's Building. The Tenant's parking spaces shall be specifically designated at the time of execution of this 2nd Amendment and Landlord will "stripe" the parking area to reflect the parking spaces. In addition, Landlord will provide, at Landlord's expense, adequate lighting for the parking area in order to meet Tenant's security and safety requirements.

          22. In the event that the Aggregate Leased Premises shall be so damaged by fire or other casualty that the same cannot in Tenant's opinion be repaired or restored within a reasonable time as determined by Tenant within Tenant's discretion, this 2nd Amendment shall absolutely cease and determine, and the rent shall abate for the balance of the term. If Tenant wishes to make such election to terminate this Second Amendment, it shall do so by giving notice thereof to Landlord within thirty (30) days from the day the demised premises had been damaged by fire or other casualty.

          23. It is hereby expressly agreed and understood that the Promark Realty Group, Inc. is acting as agent only and shall not in any event be held liable to the Landlord or to Tenant for the fulfillment or non-fulfillment of any of the terms or conditions of this 2nd Amendment, or for any action or proceedings that may be taken by the Landlord against Tenant, or by Tenant against Landlord.

          24. If the Tenant does not pay in full, within ten (10) days following receipt of a "late notice" from Landlord, any installments of rent and/or any other charge or payment herein reserved, included, or agreed to be treated or collected as rent and/or any other charge, expense, or cost herein agreed to be paid by the Tenant, at the option of the Landlord, this 2nd Amendment and the term hereby created shall determine and become absolutely void without any right on the part of the Tenant to save the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken; whereupon Landlord shall be entitled to recover damages for such breach in an amount equal to the amount of rent reserved for the balance of the term of this 2nd Amendment, less the rent collected for the said Aggregate Leased Premises under any subsequent lease for any portion of the term under this 2nd Amendment with respect to the Aggregate Leased Premises. If any rental payment and/or any other charge, expense or cost herein agreed to be paid by Tenant remains unpaid ten (10) days after the payment due date, Tenant shall, in addition to payment of the principal amount due, pay a late charge to Landlord equal to one and one-half percent (1-

1/2%) per month or part thereof until the principal amount has been paid.

          25.  Tenant agrees to the following environmental conditions:

               (a) Tenant shall not cause, allow or permit contamination of the Aggregate Leased Premises by toxic or hazardous substances and shall not handle or permit polychlorinated biphenyls ("PCB'S") or asbestos or substances containing PCB'S or asbestos on the Aggregate Leased Premises.

               (b) Tenant shall conduct all of its operations at the Aggregate Leased Premises in compliance with all federal, state and local statutes (including, but not limited to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et. seq. as amended by the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499, 100 Stat. 1613 (October 17, 1986) ("CERCLA"); the Resources Conservation and Recovery Act, 42 U.S.C. Section 6901 et. seq. ("RCRA"); the Pennsylvania Solid Waste Management Act, 35 Pa.C.S. Section 6018.101 et. seq.; the Pennsylvania Clean Streams Law 35 Pa.C.S. Section 691.1 et. seq.; and the Pennsylvania Hazardous Sites Cleanup Act, Act 108 or 1988, 35 Pa.C.S. Section 6020.101 et. seq. ("Pennsylvania Superfund") and regulations enacted thereunder), ordinances, regulations, orders and requirements of common law, regarding, but not limited to, (i) discharges to the air, soil, surface or groundwater; and (ii) handling, utilizing, storage, treatment or disposal of any hazardous substances or toxic substances as defined therein ("Environmental Statutes"). Tenant shall obtain all permits, licenses or approvals and shall make all notifications and registrations required by Environmental Statutes and shall submit to Landlord, upon request, for inspecting and copying all documents, permits, licenses, approvals, manifests and records required to be submitted and/or maintained by the provisions of the Environmental Statutes. Tenant shall also provide promptly to Landlord copies of any correspondence, notice of Violation, summons, order, complaint or other document received by Tenant pertaining to compliance with Environmental Statutes.

               (c) Tenant shall not install at the Aggregate Leased Premises any temporary or permanent tanks for the storage of any liquid or gas above or below ground except as in compliance with the other provisions of this section and after obtaining written permission to do so from Landlord.

          26. Landlord and Tenant agree to the following environmental matters with respect to Promark Realty Group, Inc.:

          The parties acknowledge and agree with PROMARK REALTY GROUP, INC. ("Promark") that Promark (a) is a licensed real estate broker, (b) is not an expert in construction, engineering, or environmental matters, and (c) has not made and shall not make any representations of warranties with respect to, nor conducted investigations of, the environmental condition or suitability of the Aggregate Leased Premises or any adjacent property, including without limitation any representations, warranties, or investigations with respect to whether (1) the Aggregate Leased Premises have been contaminated by any substance in any manner which could require remediation under any law; (2) the Aggregate Leased Premises contain any environmentally sensitive areas development in which could be precluded or limited under law, including without limitation wetlands or flood plains; (3) the Aggregate Leased Premises contain any substances whose removal or disposal is subject to special regulation under any law, including without limitation any asbestos or polychlorinated biphenyls; and (4) any activities on the Aggregate Leased Premises since Landlord's acquisition of the Aggregate Leased Premises have been conducted in violation of any laws concerning the handling of any materials by reason of those materials' hazardous or toxic characteristics, the disposal of any wastes, the discharges of any materials into the soil, air, surface water, or groundwater, or the conduct of activities in environmentally sensitive areas.

          27. At such time as this 2nd Amendment shall become effective (following Landlord's satisfaction of Landlord's obligations under Paragraph 15 hereof), the January 10th Lease, the prior Additional Lease covering a portion of Space "C," the July 25th Amended Lease and any other leases, written or otherwise, relating to the Aggregate Leased Premises or any part thereof, shall be terminated and shall be of no further force or effect.

      IN WITNESS WHEREOF, the parties have caused this 2nd Amendment to be executed, as of the day and year first above written.


                                   LANDLORD:


                                   /s/ Norman Levin
                                   -----------------------------------------
                                   NORMAN LEVIN

                                   /s/ Evelyn F. Levin
                                   -----------------------------------------
                                   EVELYN F. LEVIN



                                   TENANT:

                                   KLEARFOLD, INC.


                                   By /s/ Jeffrey A. Shapiro
                                     --------------------------------------
                                      JEFFREY A.  SHAPIRO,
                                      Financial Vice President

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